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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-12


                                  AVIALL, INC.
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           (Name of Registrant as Specified in Its Charter and Person
                             Filing Proxy Statement)

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Payment of filing fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11


(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.


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[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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         Set forth below are excerpts from a conference call held by Aviall,
Inc. on February 12, 2002 to discuss its earnings for its fiscal quarter and fiscal year ended December 31, 2001.

PAUL E. FULCHINO: "As you know, the [T56 military engine program] necessitated a new capital structure, including an asset-backed revolving credit facility, a mezzanine senior notes offering, and a sale of convertible preferred stock. As a carry over from the December refinance, there is the possibility of a one-time non-cash deemed dividend in the first quarter of 2002 that would result from fairly valuing the convertible preferred stock upon stockholder approval of the final capital structure. This one-time non-cash, transaction-related equity reclass between paid-in-capital and retained earnings would be based on the difference between the actual stock price on the date of the special stockholder meeting and the conversion price of the convertible preferred negotiated in early December. The T56 and the final capital structure, after approval by the stockholders, would be accretive to our net after-tax earnings throughout our five-year planning horizon. Moreover, holding aside the potential transaction-related non-cash deemed dividend, we project the deal will also be attractively accretive to EPS over the same planning horizon."

IMPORTANT INFORMATION

         Aviall filed a definitive proxy statement with the SEC on February 8, 2002 in connection with the proposals to be voted upon at the Special Meeting of Stockholders to be held on March 15, 2002. Aviall intends to mail the definitive proxy statement on or about February 14, 2002 to each stockholder of record on the record date. Aviall urges its stockholders to read the definitive proxy statement because it contains important information about the proposals to be voted upon at the Special Meeting. Stockholders of Aviall and other investors may obtain a free copy of Aviall's definitive proxy statement and other documents filed with the SEC by visiting the SEC's website at www.sec.gov. Free copies of Aviall's definitive proxy statement and other documents filed with the SEC may also be obtained by sending a written request to Aviall at P.O. Box 619408, Dallas, Texas 75261, Attention: Shareholder Services or by calling Aviall at (972) 586-1703.

         Aviall and its directors and executive officers may be deemed to be participants in the solicitation of proxies in favor of the proposals to be voted upon at the Special Meeting. These directors include Paul E. Fulchino, Peter J. Clare, Allan M. Holt, Donald R. Muzyka, Richard J. Schnieders, Jonathan
M. Schofield, Arthur E. Wegner and Bruce N. Whitman, and these executive officers include Paul E. Fulchino, Jeffrey J. Murphy, Cornelius Van Den Handel, Charles M. Kienzle, Dan Komnenovich and Bruce Langsen. Stockholders may obtain additional information about the interests of the participants by reading the definitive proxy statement.